EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm and to the use of our report dated July 28, 1999 in the Post Effective Amendment Number 7 of WWW Trust.


/s/ Berge & Company LTD

Berge & Company LTD

Cincinnati, Ohio
August 15, 2000